EXHIBIT 10.JJ
Skyworks Solutions, Inc.
Performance Share Agreement
Granted Under 2005 Long-Term Incentive Plan
     1. Grant of Award.
     This Agreement evidences the grant by Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”) on [DATE] (the “Grant Date”) to [NAME] (the “Participant”) of up to [# of SHARES] performance shares of the Company. Each performance share represents the right to receive one share of the common stock, $0.25 par value per share, of the Company (“Common Stock”) upon, and to the extent of, the achievement of the performance targets, as provided in this Agreement. The shares of Common Stock that are issuable upon, and to the extent, of the achievement of the performance targets are referred to in this Agreement as “Shares.” No Shares shall be issued by the Company and delivered to the Participant unless, and until, all conditions set forth herein for such issuance and delivery are met, including but not limited to the achievement of an applicable performance target.
     2. Vesting; Forfeiture.
          (a) The Participant’s right to receive the Shares shall vest if, and to the extent, the performance targets described in Exhibit A to this award (the “Targets”) are satisfied before the date set forth in Exhibit A (the “Termination Date”). If none of the Targets are met before the Termination Date, the Company shall have no obligation to issue any Shares and this award shall be forfeited.
          (b) In the event that the Participant’s employment with the Company terminates for any reason before the Termination Date, the Company shall have no obligation to issue any Shares and this award shall be forfeited.
     3. Distribution of Shares.
          (a) The Company will distribute to the Participant (or to the Participant’s estate, in the event that his or her death occurs after the Participant’s right to receive the Shares vests but before distribution of the corresponding Shares), as soon as administratively practicable after the Participant’s right to receive the Shares vests, the Shares of Common Stock represented by the performance shares. In no event shall the issuance and distribution of the Shares be made later than March 15 of the calendar year following the calendar year in which the Participant’s right to receive the Shares vests.
          (b) The Company shall not be obligated to issue and deliver the Shares to the Participant upon the vesting of the Participant’s right to receive the Shares unless the issuance and delivery of the Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
     4. Restrictions on Transfer.
     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, any performance shares, or any interest therein, except by will or the laws of descent and distribution. The provisions of this Section 4 shall not apply to any of the Shares.

     5. Provisions of the Plan; Dividend and Other Shareholder Rights.
     This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the performance shares granted hereunder until the Shares have been issued by the Company and delivered to the Participant.
     6. Reorganization Event; Change in Control Event.
     In the event of a Reorganization Event (as defined in the Plan) that is not also a Change of Control (as defined below), the terms of the Plan shall govern the treatment of this award. In the event of a Change of Control (as defined below), this award shall be deemed earned, and Shares vested, as to the greater of (a) the “target” level of Shares described in Exhibit A to this award or (b) the number of Shares that would have been earned pursuant to the terms of this award as of the day immediately prior to the date of such Change of Control, and such shares shall be issued by the Company immediately prior to such Change of Control transaction. For purposes of this award agreement, the term “Change of Control” shall mean an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change of Control under one of such subsections but is specifically exempted from another such subsection):
     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of Skyworks if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of common stock of Skyworks (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of Skyworks entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Skyworks (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of Skyworks, unless the Person exercising, converting or exchanging such security acquired such security directly from Skyworks or an underwriter or agent of Skyworks), (ii) any acquisition by Skyworks, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Skyworks or any corporation controlled by Skyworks, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.2; or
     (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of Skyworks (the “Board”) (or, if applicable, the Board of Directors of a successor corporation to Skyworks), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
     (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Skyworks or a sale or other disposition of all or substantially all of the assets of Skyworks in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Skyworks or substantially all of Skyworks’ assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by Skyworks or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
     (d) approval by the stockholders of Skyworks of a complete liquidation or dissolution of Skyworks.
     7. Withholding Taxes; No Section 83(b) Election.
          (a) No Shares will be delivered pursuant to the vesting of the Participant’s right to receive the Shares unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this award and any Shares issued hereunder.
          (b) The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award or the Shares issued hereunder.
     8. Miscellaneous.
          (a)No Rights to Employment. The Participant acknowledges and agrees that the vesting of his or her right to receive Shares pursuant to Section 2 hereof is triggered only by the achievement by the Company of the Target(s) and continuing service until the Company has made a determination that such Target(s) has (have) been achieved. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting events set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
          (b) Non-Solicitation. The Participant agrees that while employed by the Company and for one year thereafter, he or she will not, either directly or through others, raid, solicit, or attempt to solicit any employee of the Company to terminate his or her relationship with the Company in order to become an employee to or for any other person or entity. Participant further agrees that he or she will not disrupt or interfere or attempt to disrupt or interfere with the Company’s relationships with such employees. Participant also agrees that in addition to any damages that may be recovered, the prevailing party in any legal action to enforce this agreement shall be entitled to recover its costs and attorneys’ fees from the other party.
          (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
          (f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).
          (g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
          (i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

          (k) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) understands the terms and consequences of this Agreement; and (iii) is fully aware of the legal and binding effect of this Agreement.
          (l) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Skyworks Solutions, Inc.

Name:	David Aldrich
Title:	President and CEO

______________________________ Signed: [NAME]

Exhibit A
[PERFORMANCE TARGETS]